Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	T.S. Ramesh
Director of Investor Relations	VP of Finance
Avici Systems	Avici Systems
978-964-2000	978-964-2000
ivyadro@avici.com	tsramesh@avici.com

Avici Systems Announces Second Quarter 2006 Results

North Billerica, MA, July 20, 2006 — Avici Systems Inc. (NASDAQ: AVCI), today reported results for its second quarter and six-months ended June 30, 2006.

Gross revenue for the three and six-months ended June 30, 2006 was $25.3 million and $46.7 million, respectively, compared to $11.6 million and $22.4 million, respectively, for the three and six-month periods ended June 30, 2005. Revenue, net of common stock warrant discount, for the three and six-months ended June 30, 2006 was $25.3 million and $46.1 million, respectively, compared to $11.1 million and $21.3 million, respectively, for the three and six-months ended June 30, 2005.

“Due to a surge and acceleration in demand this quarter’s revenue and bottom line results have far exceeded our expectations and resulted in the company turning cash flow positive. We expect to continue to see strong revenue and bottom line results in 2006, but caution that the business conditions driving this increased demand can change significantly. As we have previously announced, we have restructured our business to be profitable at what we believe is a reasonable going forward revenue baseline over the near term in a multi-vendor environment, even though we expect that 2006 will substantially exceed those levels,” said Bill Leighton, Chief Executive Officer.

GAAP net income for the second quarter ended June 30, 2006 was $7.9 million, or $0.58 per share, compared to a GAAP net loss of $2.7 million, or $0.21 per share, in the prior year’s second quarter ended June 30, 2005. GAAP net income in the 2006 period includes $1.0 million of costs associated with the first quarter restructuring, partially offset by termination credits net of non-cash equity based charges of $0.4 million recognized upon the prospective adoption of Financial Accounting Standards Board Opinion 123R, which now requires that that the fair values of stock options be expensed in the Company’s GAAP financial statements and credits of $0.1 million from the utilization of certain inventory previously written off. GAAP net loss in the 2005 period was benefited by $1.8 million, reported as other income, from $1.3 million in proceeds and the reversal of certain previously established reserves in connection with the Company’s favorable disposition of a claim in bankruptcy and $0.2 million from the utilization of certain inventory previously written off, partially offset by $0.5 million for non-cash equity based charge relating to common stock warrant discount.

GAAP net income for the six-months ended June 30, 2006 was $2.6 million, or $0.19 per share, compared to a GAAP net loss of $8.3 million, or $0.64 per share, for the six-months ended June 30, 2005. GAAP net income for the six-months ended June 30, 2006 includes $7.7 million of special charges associated with the company’s first quarter decision to restructure its business and re-align its cost structure, partially offset by termination credits net of non-cash equity based charges of $0.1 million recognized under Financial Accounting Standards Board Opinion 123R and credits of $0.2 million from the utilization of certain inventory previously written off. Special charges include $6.3 million of costs associated with the company’s workforce reduction, the write-off of certain contract distribution rights deemed impaired and certain other costs associated with the company’s decision to restructure its business and realign its cost structure and an additional charge of $1.4 million for certain inventory considered in excess of anticipated future requirements. GAAP net loss for the six-months ended June 30, 2005 is net of $1.1 million for common stock warrant discount offset by $1.8 million in connection with a settlement of a claim in bankruptcy and $0.3 million of inventory credits.

Non-GAAP net income (GAAP net income or loss excluding charges for restructuring, common stock warrant discount, certain stock based compensation, inventory and settlement credits) for the three months ended June 30, 2006 was $8.5 million, or $0.62 per share compared to Non-GAAP net loss of $4.1 million, or $0.32 per share in the second quarter of 2005. Non-GAAP net income for the six-months ended June 30, 2006 was $10.4 million, or $0.78 per share, compared to Non-GAAP net loss of $9.3 million or $0.73 per share for the prior year six-month period ended June 30, 2005.

Cash, cash equivalents, short and long-term marketable securities and restricted cash totaled $52.6 million at June 30, 2006.

Avici will discuss these quarterly results as well as future business and financial expectations in an investor conference call today at 8:30 AM eastern daylight savings time. The conference telephone number is (888) 639-6207. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) access code: 834315. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects, including Avici’s expectations for annual gross revenues that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the impact of restructuring and realignment, the amount and timing of the occurrence of related charges, risks associated with focusing on a core set of features and functionalities, market acceptance of Avici products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on distribution partners, risks associated with international expansion, and other risks set forth in Avici’s filings with the Securities and Exchange Commission. Avici does not undertake any duty to update forward-looking statements.

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AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Product	$23,574	$10,460	$43,853	$19,985
Service	1,696	1,174	2,811	2,369

Total gross revenue	25,270	11,634	46,664	22,354
Less – Common stock warrant discount – Product	—	(527)	(527)	(1,054)

Net revenue	25,270	11,107	46,137	21,300

Cost of revenue – Product (1)	6,373	3,077	14,614	6,363
Cost of revenue – Service	446	536	952	1,129

Total cost of revenue	6,819	3,613	15,566	7,492

Gross margin	18,451	7,494	30,571	13,808

Operating expenses:
Research and development (2)	8,031	8,971	17,635	17,631
Sales and marketing (2)	964	2,191	2,395	4,501
General and administrative (2)	1,489	1,196	2,788	2,506
Stock-based compensation	(370)	—	(115)	—
Restructuring expenses	1,006	—	6,278	—

Total operating expenses	11,120	12,358	28,981	24,638

Income/(loss) from operations	7,331	(4,864)	1,590	(10,830)
Other income	—	1,788	—	1,788
Interest income, net	565	395	984	758

Net income/(loss)	$7,896	$(2,681)	$2,574	$(8,284)

Net earnings/(loss) per diluted share	$0.58	$(0.21)	$0.19	$(0.64)

Weighted average common shares used in computing diluted net income (loss) per share	13,615,522	12,877,094	13,395,486	12,865,790

(1) Includes inventory charge and (credits), as follows:
Inventory charge	$—	$—	$1,382	$—

Credits from utilization of inventory previously written off in 2001	$(62)	$(160)	$(215)	$(323)

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$(176)	$—	$(46)	$—
Sales and marketing	(44)	—	(8)	—
General and administration	(150)	—	(61)	—

	$(370)	$—	$(115)	$—

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenue:
Product	$23,574	$10,460	$43,853	$19,985
Service	1,696	1,174	2,811	2,369

Total gross revenue	25,270	11,634	46,664	22,354
Cost of revenue - Product	6,435	3,237	13,447	6,686
Cost of revenue - Service	446	536	952	1,129

Total cost of revenue	6,881	3,773	14,399	7,815

Gross margin	18,389	7,861	32,265	14,539

Operating expenses:
Research and development	8,031	8,971	17,635	17,631
Sales and marketing	964	2,191	2,395	4,501
General and administrative	1,489	1,196	2,788	2,506

Total operating expenses	10,484	12,358	22,818	24,638

Income/(loss) from operations	7,905	(4,497)	9,447	(10,099)

Interest income, net	565	395	984	758

Non-GAAP net income/(loss)	$8,470	$(4,102)	$10,431	$(9,341)

Non-GAAP earnings/(loss) per diluted share	$0.62	$(0.32)	$0.78	$(0.73)

Weighted average common shares used in computing diluted net loss per share	13,615,522	12,877,094	13,395,486	12,865,790

Note 1 – The above non-GAAP consolidated statements of operations for the three and six months ended June 30, 2006 and 2005 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges (credits) related to common stock warrant discount and certain stock based compensation as well as charges and credits related to excess inventory and credits resulting from the assignment of a bankruptcy claim as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Non-GAAP net income/(loss)	$8,470	$(4,102)	$10,431	$(9,341)
Common stock warrant discount	—	(527)	(527)	(1,054)
Other Income	—	1,788		1,788
Restructuring expenses	(1,006)	—	(6,278)	—
Certain non-cash stock based compensation	370	—	115	—
Inventory charge	—	—	(1,382)	—
Utilization of inventory previously written-off	62	160	215	323

GAAP net income (loss)	$7,896	$(2,681)	$2,574	$(8,284)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	June 30, 2006	December 31, 2005
	(unaudited)
Assets
Cash and marketable securities	$50,644	$48,120
Inventories	3,978	8,172
Trade accounts receivable, net	13,174	6,122
Restricted cash	1,000	—
Other current assets	690	1,501

Total current assets	69,486	63,915

Long-term investments	1,000	2,099
Property and equipment, net	7,436	9,306
Contract distribution rights	—	2,107
Other non-current assets	243	243

Total assets	$78,165	$77,670

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$9,023	$11,510
Deferred revenue	12,615	13,970
Stockholders’ equity	56,527	52,190

Total liabilities and stockholders’ equity	$78,165	$77,670

December 31, 2005 amounts are derived from audited financial statements.